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Exhibit 10.59

FIRST AMENDMENT
TO EMPLOYMENT AGREEMENT

        FIRST AMENDMENT, dated as of February 8, 2005 (this "First Amendment") to the Employment Agreement (the "Employment Agreement") by and among J. Eric Griffin ("Executive"), Protection One, Inc., a Delaware corporation (the "Company"), and Protection One Alarm Monitoring, Inc., a Delaware corporation, dated as of July 23, 2004. This First Amendment to the Employment Agreement shall become effective upon the "Closing Date" (as defined in the Exchange Agreement); provided, that this First Amendment shall be null and void ab initio upon any termination of the Exchange Agreement in accordance with its terms.

W I T N E S S E T H:

        WHEREAS, Section 22 of the Employment Agreement provides that any modification of any provision of the Employment Agreement shall be valid only if made in writing and signed by Executive and a duly authorized officer of the Company; and

        WHEREAS, the parties hereto desire to amend certain provisions of the Employment Agreement as more fully set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein, the parties hereto agree as follows:

        1.    Defined Terms.

        (a)   Unless otherwise stated herein, all capitalized terms have the meanings ascribed to them in the Employment Agreement.

        (b)   For purposes of this Agreement, "Exchange Agreement" means that certain Exchange Agreement, dated as of November 12, 2004, to which the Company is a party.

        2.    Amendments.

        (a)   Section 4(c) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "(c) Benefit Programs. During the period of Executive's employment under this Agreement, Executive shall be eligible to participate in all employee benefit plans and programs of the Company from time to time in effect for the benefit of senior executives of the Company (subject to meeting generally applicable participation requirements under the applicable plan or program), including, but not limited to, retention plans, stock option plans, restricted stock grants, 401(k) plans, group life insurance, hospitalization and surgical and major medical coverages, sick leave, employee stock purchase plans, car allowances, vacations and holidays, long-term disability, and such other benefits as are or may be made available from time to time to senior executives of the Company. For purposes of this Section 4(c), the term "the Company" shall also include POAMI."

        (b)   Section 5(a)(D) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "(D) Executive's rights with respect to all outstanding stock options, stock appreciation rights and other equity based awards ("Awards") in connection with any termination of employment, including a Qualifying Termination, shall be governed exclusively by the terms of the Protection One, Inc. 2004 Stock Option Plan, the Protection One, Inc. Stock Appreciation Rights Plan and the grant and option agreements provided thereunder (provided, for the avoidance of doubt, that this Section 5(a)(D) shall not be construed to affect or modify the application of Section 6 of this Agreement)."

        3.    GOVERNING LAW; VALIDITY.    THE INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLE OF CONFLICTS OF LAWS. THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS FIRST AMENDMENT SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS FIRST AMENDMENT, WHICH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT.

        4.    Full force and effect of Employment Agreement.    Except as specifically modified herein, all other provisions of the Employment Agreement shall remain in full force and effect in accordance with its terms. All references in the Employment Agreement to "this Agreement" shall be deemed to refer to the Employment Agreement as amended by this First Amendment.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, each of the Company and Protection One Alarm Monitoring, Inc. has caused this Agreement to be executed by a duly authorized representative of the Company and Protection One Alarm Monitoring, Inc. and Executive has executed this Agreement as of the day and year first above written.

PROTECTION ONE, INC.
By:
Name: Richard Ginsburg Title: President and CEO
PROTECTION ONE ALARM MONITORING, INC.
By:
Name: Richard Ginsburg Title: President and CEO
J. Eric Griffin

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FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
W I T N E S S E T H